UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 30, 2018

OPHTHOTECH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36080	20-8185347
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, 35th Floor

New York, NY 10119

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 845-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On October 30, 2018, Ophthotech Corporation (“Ophthotech”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ophthotech, Orion Ophthalmology Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Ophthotech (“Merger Sub I”), Orion Ophthalmology LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Ophthotech (“Merger Sub II”), Inception 4, Inc., a Delaware corporation (“Inception 4”), and, solely in its capacity as the representative, agent and attorney-in-fact of the equityholders of Inception 4, Fortis Advisors LLC, a Delaware limited liability company.  Pursuant to the Merger Agreement, on October 30, 2018, Ophthotech acquired Inception 4 through the merger of Merger Sub I with and into Inception 4, with Inception 4 surviving as a direct, wholly owned subsidiary of Ophthotech (the “First Merger”), and as part of the same overall transaction, the merger of Inception 4 with and into Merger Sub II, with Merger Sub II surviving as a direct, wholly owned subsidiary of Ophthotech (the “Second Merger” and, collectively with the First Merger, the “Merger”).  Prior to the Merger, Inception 4 was a privately held biotechnology company focused on research and development of small molecule inhibitors of High temperature requirement A serine peptidase 1 protein (“HtrA1”) for age-related retinal diseases in humans. As part of the Merger, Ophthotech also acquired approximately $6.1 million in cash held by Inception 4.

In connection with the closing of the Merger on October 30, 2018, Ophthotech issued 5,044,201 shares of its common stock to the former equityholders of Inception 4 (the “Aggregate Closing Consideration”), which together with the 130,526 Holdback Shares (as defined below) constitute approximately 14.3% of the voting power of Ophthotech as of immediately prior to the issuance of such shares of Ophthotech common stock. Subject to the terms of the Merger Agreement, Ophthotech withheld 130,526 shares (the “Holdback Shares”) at closing as partial security for obligations of the former Inception 4 equityholders relating to any post-closing purchase price adjustments.  Ophthotech is entitled to recover from the Holdback Shares any final purchase price adjustment, provided that such final purchase price adjustment exceeds $25,000 (in which case Ophthotech may recover the full amount). Any remaining Holdback Shares will be distributed to the former Inception 4 equityholders following the determination of the final adjustments to the Aggregate Closing Consideration.

In addition, pursuant to the Merger Agreement, the former equityholders of Inception 4 will be entitled to receive contingent future payments from Ophthotech based on the achievement of certain clinical and regulatory milestones of up to an aggregate maximum amount of $105 million (the “Contingent Consideration”). Ophthotech is required pursuant to the Merger Agreement to pay such Contingent Consideration in shares of its common stock, unless and until the issuance of any such shares would, together with all other shares of Ophthotech’s common stock issued in connection with the Merger, exceed an overall maximum limit of approximately 7.2 million shares, which is equal to 19.9% of the issued and outstanding shares of Ophthotech’s common stock as of the close of business on the business day prior to the closing date (the “Share Cap”). Ophthotech will be required to pay any Contingent Consideration in excess of the Share Cap in cash.

Ophthotech has agreed to use commercially reasonable efforts to perform the activities described in a development plan outlining certain activities for developing at least one HtrA1 inhibitor for the treatment of geographic atrophy. Ophthotech’s maximum aggregate liability for any and all breaches of its obligation under the Merger Agreement to use commercially reasonable efforts to develop an HtrA1 inhibitor is limited to $5 million.

The Merger Agreement contains customary representations, warranties and covenants of Inception 4 and Ophthotech. The representations and warranties generally will survive until the first anniversary of the closing date, with certain specified representations and warranties surviving to 30 months after the closing date and other specified representations and warranties surviving to the expiration of the applicable statute of limitations. The Merger Agreement also contains customary indemnification provisions whereby the former equityholders of Inception 4 will indemnify Ophthotech and certain affiliated parties for any losses arising out of breaches of the representations, warranties and covenants of Inception 4 under the Merger Agreement; pre-closing tax matters; appraisal claims of former Inception 4 stockholders; any pre-closing indebtedness or expenses not previously adjusted for at the closing; fraud with respect to representations and warranties of Inception 4; and certain other matters.

As of October 30, 2018, immediately prior to the closing of the Merger, there were 36,222,470 shares of Ophthotech common stock outstanding. As of immediately after the closing of the Merger, the former equityholders of Inception 4 beneficially owned approximately 12.5% of the outstanding shares of common stock of Ophthotech. All of the shares of Ophthotech common stock issued at closing were issued to Versant Venture Capital IV, L.P. (“Versant Fund IV”) and Versant Side Fund IV, L.P. (collectively with Versant Fund IV, the “Versant Funds”), which are affiliated funds of Versant Ventures. The Versant Funds have also separately agreed not to sell or transfer any of the shares of Ophthotech common stock issued as part of the Aggregate Closing Consideration, until (i) with respect to 50% of such shares, on or after the six-month anniversary of the closing or (ii) with respect to all remaining such shares, on or after the one-year anniversary of the closing. The Aggregate Closing Consideration was, and the Holdback Shares and any other shares of Ophthotech’s common stock that may become issuable in the future under the Merger Agreement will be, issued in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation S or Regulation D thereunder.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the terms of the Merger Agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K in accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) to provide investors with information regarding its terms. It is not intended to provide any other factual information about Ophthotech or Inception 4. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Ophthotech’s public disclosures.

Stockholder Agreement

In connection with the Merger Agreement, on October 30, 2018, Ophthotech entered into a Stockholder Agreement (the “Stockholder Agreement”) by and among Ophthotech, the Versant Funds and Versant Venture Management, LLC (“Versant LLC”).  Pursuant to the Stockholder Agreement, Ophthotech has agreed to use commercially reasonable efforts to file with the SEC, on or before March 31, 2019, a registration statement on Form S-3 covering the resale of the shares of common stock issued by Ophthotech to the Versant Funds pursuant to the Merger Agreement, and to keep such registration statement effective until the two-year anniversary of the effective date of such registration, or such earlier time as the shares covered by such registration statement have been sold or may be sold without manner of sale or volume restrictions pursuant to Rule 144 under the Securities Act. Ophthotech has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Versant Funds’ shares for resale. Ophthotech has granted to the Versant Funds, and the Versant Funds have granted to Ophthotech, customary indemnification rights in connection with the registration statement.

Under the Stockholder Agreement, the Versant Funds agreed to certain customary standstill provisions, effective as of the date of the Stockholder Agreement until the date on which the Versant Funds no longer beneficially own 5% or more of the then issued and outstanding shares of Ophthotech’s common stock, including provisions prohibiting the Versant Funds from, either alone or in concert with others and subject to certain customary exceptions: acquiring additional securities or assets of Ophthotech, supporting or engaging in certain transactions involving Ophthotech or seeking to control or influence management, the Board of Directors or policies of Ophthotech with respect to such matters.

In addition, during the period beginning on the date of the Stockholder Agreement and ending on December 31, 2021, Versant LLC has agreed to use commercially reasonable efforts to propose to Ophthotech at least three bona fide opportunities to acquire or license the rights to an asset intended to treat at least one back-of-the-eye indication in humans, subject to certain conditions and limitations.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The description of the common stock consideration under the terms of the Merger Agreement, including the Aggregate Closing Consideration, Contingent Consideration and Holdback Shares, set forth in Item 1.01 is incorporated herein by reference.  In connection with the Merger, on October 30, 2018, Ophthotech issued to the Inception 4 equityholders the Aggregate Closing Consideration pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and/or Regulation S or Regulation D promulgated thereunder.

Item 7.01.    Regulation FD Disclosure.

On October 31, 2018, Ophthotech issued a press release in which it announced that it entered into the Merger Agreement. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In addition, on October 31, 2018, Ophthotech issued a press release in which it announced that it entered into an exclusive option agreement with the University of Pennsylvania (“Penn”) and the University of Florida Research Foundation (“UFRF”), under which Penn and UFRF granted Ophthotech an exclusive option to acquire an exclusive, global license to develop and commercialize novel adeno-associated virus gene therapy candidates for the treatment of Best vitelliform macular dystrophy, an inherited retinal disease also known as Best disease. A copy of the press release is attached to this Report as Exhibit 99.2 and is incorporated by reference into this Item 7.01.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Information.

Ophthotech is providing the below description of the acquired Inception 4 business.

Description of Inception 4 Acquired Business

The HtrA1 gene codes an enzyme that can affect cellular structure, function and homeostasis, which is the dynamic equilibrium maintained in cells and tissue required for normal physiology.  Genetic linkage studies, including a study published in Molecular Vision in 2017, show a correlation between the expression of HtrA1 and a certain set of genes conferring risk for age-related macular degeneration (“AMD”).  A study of post-mortem eyes from subjects with AMD published in EBioMedicine in 2018 found evidence of overexpression of HtrA1 in retinal pigment epithelium (“RPE”) cells as compared to the eyes of non-AMD subjects.  Additionally, the overexpression of HtrA1 was found in an in vitro experiment published in the same article to lead to alterations and disruptions in normal function in RPE cells and possibly photoreceptor cells in the retina.  Photoreceptor cells are responsible for sensing light within the retina and are dependent on RPE cells for their survival.  Ophthotech believes that these findings suggest that HtrA1 overexpression may play a role in AMD and that molecules involved in the regulation and inhibition of HtrA1 may be attractive targets for therapeutic intervention in the treatment of dry AMD, including geographic atrophy (“GA”), which is the late-stage form of dry AMD, as well as potentially other age-related retinal diseases.

The Inception 4 HtrA1 inhibitor program includes multiple lead small molecule compounds that have shown high affinity and specificity for HtrA1 when tested in vitro and target engagement when tested in multiple animal models as well as a number of backup compounds.

Ophthotech plans to initiate and conduct formulation studies on multiple compounds with the goal of identifying a lead compound and formulation for intravitreal application in the eye. If Ophthotech is successful in identifying and formulating a lead compound, Ophthotech plans to initiate IND-enabling activities for the selected product candidate.  Ophthotech believes the approximately $6.1 million in cash it received in connection with its acquisition of Inception 4 will be sufficient to fund the substantial majority of anticipated development costs associated with this program through the IND submission stage.

Based on current timelines and subject to successful completion of preclinical development, Ophthotech is currently targeting submission of an investigational new drug application to the U.S. Food and Drug Administration for a product candidate from this program for the treatment of geographic atrophy secondary to dry AMD by late 2020.

Ophthotech believes the Inception 4 HtrA1 program is supported by a strong scientific rationale, has the potential to address a high unmet medical need and complements its existing research and development pipeline, including Zimura® (avacincaptad pegol), Ophthotech’s complement c5 inhibitor that is in development for the treatment of multiple age-related retinal diseases as well as autosomal recessive Stargardt disease, an orphan inherited retinal disease.

Inception 4 currently owns three families of patent applications related to its HtrA1 inhibitor program. Ophthotech expects that the patent terms of any patents resulting from these patent applications, if granted, will expire in 2037, subject to any applicable patent term adjustments or extensions that may be available on a jurisdictional basis.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

2.1*

Agreement and Plan of Merger, dated October 30, 2018, by and among Ophthotech Corporation, Orion Ophthalmology Merger Sub, Inc., Orion Ophthalmology LLC, Inception 4, Inc. and, solely in its capacity as equityholder representative, Fortis Advisors LLC.

10.1	Stockholder Agreement, dated October 30, 2018, by and among Ophthotech, Versant Venture Capital IV, L.P., Versant Side Fund IV, L.P. and Versant Venture Management LLC.

99.1	Press Release, dated October 31, 2018, issued by Ophthotech Corporation.

99.2	Press Release, dated October 31, 2018, issued by Ophthotech Corporation.

* Confidential treatment has been requested as to certain portions, which portions have been omitted and separately filed with the U.S. Securities and Exchange Commission. In addition, schedules have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the registrant may request confidential treatment for any document so furnished.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Current Report on Form 8-K about the Merger and the other transactions contemplated in the Merger Agreement, and any other statements about Ophthotech’s future expectations, plans and prospects, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statements about Ophthotech’s strategy, future operations and future expectations and plans and prospects for Ophthotech, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend”, “goal,” “may”, “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. In this Current Report on Form 8-K, Ophthotech’s forward-looking statements include statements about Ophthotech’s expectations with respect to the financial impact and benefits to Ophthotech of the Merger; Ophthotech’s expectations with respect to contingent payments to the Inception 4 equityholders based on the achievement of milestones; the future expectations, plans and prospects for Ophthotech; Ophthotech’s strategy, future operations, future financial position, future revenues or projected costs; the integration of Inception 4’s operations; and the objectives of management. Such forward-looking statements involve substantial risks and uncertainties that could cause Ophthotech’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, those related to Ophthotech’s ability to realize the anticipated benefits of the Merger, including the possibility that the expected benefits from the Merger will not be realized or will not be realized within the expected time-period; negative effects of the announcement of the Merger Agreement on the market price of Ophthotech’s common stock; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the Merger; other business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the sufficiency of Ophthotech’s cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; the integration of Inception 4’s operations; and the factors discussed in the “Risk Factors” section contained in the quarterly and annual reports that Ophthotech files with the SEC.  Any forward-looking statements represent Ophthotech’s views only as of the date of this Current Report on Form 8-K. Ophthotech anticipates that subsequent events and developments will cause its views to change. While Ophthotech may elect to update these forward-looking statements at some point in the future, Ophthotech specifically disclaims any obligation to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPHTHOTECH CORPORATION

Date: October 31, 2018	By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer